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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

        $11,210,472
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     5) Total fee paid:
        $2,470.65
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[X]  Fee paid previously with preliminary materials:  $2,470.65

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)


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                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071

                                 April 29, 2005

                          SUPPLEMENT TO PROXY STATEMENT

         On January 24, 2005, U.S. Realty I Corporation, a South Carolina corporation, and AIMCO Properties, L.P., a Delaware limited partnership (collectively, the "General Partners" and individually, a "General Partner"), the general partners of U.S. Realty Partners Limited Partnership, a Delaware limited partnership (the "Partnership"), furnished a proxy statement (as supplemented from time to time, the "Proxy Statement") to the holders (the "Limited Partners") of depositary unit certificates ("units") of the Partnership in connection with:

         (i) an amendment to the Partnership's agreement of limited partnership (the "Partnership Agreement") to permit sales of the Partnership's property to the General Partners or their affiliates (the "Amendment"); and

         (ii) the sale by the Partnership (the "Sale") of Twin Lakes Apartments, a 262-unit apartment complex located in Palm Harbor, Florida ("Twin Lakes"), to Twin Lakes Apartments, L.L.C., a Delaware limited liability company (the "Purchaser"). AIMCO Properties, L.P. (the "AIMCO Operating Partnership") is one of your General Partners, owns approximately 67.78% of the outstanding units, and wholly owns the Purchaser.

         This Supplement to the Proxy Statement supplements the Proxy Statement, and to the extent that information set forth in this Supplement to the Proxy Statement conflicts with any information set forth in the Proxy Statement, this Supplement to the Proxy Statement shall control. Capitalized terms used in this Supplement to the Proxy Statement but not otherwise defined in this Supplement to the Proxy Statement have the meanings ascribed thereto in the Proxy Statement.

TERMINATION OF THE SALE AND THE AMENDMENT.

         On February 14, 2005, the Partnership received an offer to purchase Twin Lakes from Mr. Steven Gold, a Limited Partner owning approximately 1% of the outstanding units. By its terms, the offer expired two days after the Partnership received it, which did not provide the Partnership sufficient time to evaluate the offer. Although Mr. Gold's offer has expired, on March 18, 2005, Mr. Gold indicated to the managing general partner of the Partnership that he remained interested in purchasing Twin Lakes.

         As more fully described in the Proxy Statement, the Partnership previously determined to proceed with a sale of Twin Lakes to an affiliate of the AIMCO Operating Partnership, because, among other things, the Sale could be consummated relatively quickly, the Sale would avoid certain costs that it would otherwise incur in a sale of Twin Lakes to a third party, and the Sale provides greater certainty than a sale to a third party. However, as a result of the interest indicated by the offer, the Partnership renewed consideration of alternatives to the Sale, including negotiating with the Purchaser for an increased gross sale price, selling Twin Lakes to Mr. Gold, and marketing Twin Lakes for sale to a third party. In connection with its evaluation of its alternatives, the Partnership engaged a second appraiser, Valuation Research Corporation, to value Twin Lakes. Valuation Research Corporation determined that the market value of Twin Lakes was $13,125,000 as of December 31, 2004 without consideration of liabilities


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secured by the property, as compared to KTR Newmark Real Estate Services LLC's determination of $13,100,000 as of April 28, 2004.

         As a result of the interest indicated by Mr. Gold's offer to purchase Twin Lakes, the results of the Partnership's additional due diligence with respect to the results that might be obtained by marketing Twin Lakes for sale to a third party, and the higher market value determined by the second appraiser, the Partnership is of the opinion that it may be able to sell Twin Lakes to a third party for a higher gross sale price than in the Sale. Accordingly, the Partnership has decided to terminate the agreement for the Sale and to market Twin Lakes for sale to a third party. The agreement for the Sale allows the Partnership to terminate the agreement prior to the closing in its sole discretion, for any reason or for no reason, upon written notice and without liability.

         The Proxy Statement is scheduled to expire at midnight, New York time, on April 29, 2005. The Partnership is allowing the Proxy Statement to expire at that time and will terminate the agreement for the Sale, regardless of the number of objections received. In addition, the Partnership will not adopt the Amendment.

         Questions and requests for assistance may be directed to the Information Agent, The Altman Group, Inc., at its address set forth below.


                            THE INFORMATION AGENT IS:

                             THE ALTMAN GROUP, INC.

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          By Mail:                By Overnight Courier:              By Hand:

  1275 Valley Brook Avenue    1275 Valley Brook Avenue       1275 Valley Brook Avenue
Lyndhurst, New Jersey 07071  Lyndhurst, New Jersey 07071   Lyndhurst, New Jersey 07071


   By Facsimile:                                            For Information please call:

  (201) 460-0050                                            TOLL FREE (800) 217-9608

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